Exhibit 99.1

FOR IMMEDIATE RELEASE

International Money Express, Inc. Announces Record Third Quarter 2020 Remittances, Revenue, Net Income, and Adjusted EBITDA

Third Quarter 2020 - Highlights
•	Revenues of $95.6 million, an increase of 12.0% compared with the prior year period
•	Net Income of $9.5 million, an increase of 135.2% compared with the prior year period and EPS of $0.25, up 127.3%
•	Adjusted Net Income and Adjusted EPS grew 28% to $12.2M and $0.32 per share, respectively
•	Adjusted EBITDA of $19.1 million, an increase of 16.0% over the prior year period
•	Net Income noted above resulted in Free Cash Generated of $10.5 million, an increase of 78.8% over the prior year period

MIAMI, Florida  (November 4, 2020) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company, today announced its financial results for the third quarter ended September 30, 2020 and will host a conference call to discuss those results at 8:30 am ET today.

Intermex Chairman, Chief Executive Officer and President Robert Lisy commented “The record  financial results the Company delivered, coupled with market share gains in the third quarter of 2020 demonstrates the strength of our unique business model and differentiated service.” Mr. Lisy added, “Our brand resonates strongly with our agents and customers alike, in good economic times and even more importantly during these challenging times. Our unique strategy, brand, technology and service, work together in concert to create our “house of brick”. Intermex continues to generate peer-leading growth and profitability while delivering strong shareholder returns.”

Third Quarter Financial Results
Intermex delivered its best third quarter in the Company’s history with Revenues of $95.6 million, an increase of 12.0% over the prior year period. This increase in Revenues was supported by an 11.2% increase in customers to 2.2 million, driving the 12.8% growth in money transfer transactions to a record 8.5 million in the third quarter of 2020. Contributing to this growth in customers and transactions was the higher growth experienced in our newest African markets as well as continued growth in our existing LATAM markets.

The Company reported Net Income of $9.5 million in the third quarter of 2020, an increase of 135.2% over the prior year period, and basic and diluted earnings per share in the third quarter of 2020 were $0.25, an increase of 127.3%, compared with the prior year period. These increases were due to the revenue growth noted, along with lower legal costs associated with the settlement of certain legal matters in the prior year period. Additionally, cost efficiencies continue to be realized from negotiated payer fee savings and migration to lower cost deposit services, along with lower amortization and interest expenses.

Adjusted Net Income for the third quarter of 2020 totaled $12.2 million, an increase of 28.0%, and adjusted basic and diluted earnings per share totaled $0.32, an increase of 28.0%, compared with the prior year period, due to the reasons discussed above.

Adjusted EBITDA in the third quarter of 2020 increased 16.0% over the prior year comparable period to $19.1 million, and Adjusted EBITDA Margin increased 69 basis points to 20.0%, driven primarily by the revenue growth and focused expense control due to the cost savings initiatives noted above.

Capital & Liquidity
The Company remains highly capitalized with a strong liquidity position. During the third quarter of 2020, from its Net Income noted above, the Company delivered Free Cash Generated (as defined below) of approximately $10.5 million, an increase of 78.8% compared with the prior year period. The Intermex model is highly cash generative, converting 55.0% of its Adjusted EBITDA, after taxes, investments and debt service, to Free Cash Generated in the third quarter 2020, compared with 35.7% in the prior year period.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization resulting from push-down accounting, non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per share are calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Free Cash Generated, also a Non-GAAP measure, is defined as Net Income before provision for bad debt and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations, and reduced by the cash used in investing activities and servicing of our debt obligations.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income Adjusted EBITDA and Free Cash Generated, as well as a reconciliation of Earnings per share to Adjusted Earnings per share and Adjusted EBITDA Margin are set forth in the tables below following the unaudited condensed consolidated financial statements.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 8:30 a.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, and expectations for the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. All of these forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of the London Interbank Offered Rate(LIBOR) as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements regarding the Company’s brand, technology and service continuing to generate growth, profitability and strong shareholder returns , and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
International Money Express, Inc. (NASDAQ: IMXI) is a leading processor of money transfer services in the United States to Latin America and the Caribbean and the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money primarily from the United States and Canada to 17 countries in Latin America and the Caribbean, seven countries in Africa and two countries in Asia. We offer electronic movement of money and data to our customers through our network of sending and paying agents located in all U.S. 50 states, the District of Columbia, Puerto Rico and Canada, and throughout Latin America, the Caribbean and other territories. Our services are also available digitally through intermexonline.com, our mobile app, and 34 Company-operated stores. The Company was founded in 1994 and its headquarters is located in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands of dollars)	2020	2019
ASSETS	(Unaudited)
Current assets:
Cash	$109,067	$86,117
Accounts receivable, net of allowance of $1,243 and $759, respectively	59,962	39,754
Prepaid wires, net	8,983	18,201
Prepaid expenses and other current assets	2,685	4,155
Total current assets	180,697	148,227

Property and equipment, net	12,770	13,282
Goodwill	36,260	36,260
Intangible assets, net	22,168	27,381
Deferred tax asset, net	-	741
Other assets	2,328	1,415
Total assets	$254,223	$227,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,044	$7,044
Accounts payable	9,890	13,401
Wire transfers and money orders payable, net	48,189	40,197
Accrued and other liabilities	24,086	23,074
Total current liabilities	89,209	83,716

Long-term liabilities:
Debt, net	82,340	87,623
Deferred tax liability, net	571	-
Total long-term liabilities	82,911	87,623

Stockholders' equity:
Total stockholders' equity	82,103	55,967
Total liabilities and stockholders' equity	$254,223	$227,306

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
(in thousands of dollars)	2020	2019
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$82,646	$72,468
Foreign exchange gain, net	12,296	12,272
Other income	652	594
Total revenues	$95,594	$85,334

Operating expenses:
Service charges from agents and banks	63,904	56,319
Salaries and benefits	8,084	7,612
Other selling, general and administrative expenses	6,336	9,788
Depreciation and amortization	2,698	3,179
Total operating expenses	81,022	76,898

Operating income	14,572	8,436

Interest expense	1,530	2,145

Income before income taxes	13,042	6,291

Income tax provision	3,544	2,253

Net income	$9,498	$4,038

Earnings per common share
Basic and diluted	$0.25	$0.11

Weighted-average common shares outstanding:
Basic	38,050,610	37,984,316
Diluted	38,652,707	38,286,702

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended September 30,
(in thousands of dollars)	2020	2019

	(Unaudited)

Net income	$9,498	$4,038

Adjusted for:
Share-based compensation, 2020 and 2018 Plans (a)	801	634
Offering costs (b)	479	766
TCPA Settlement (c)	12	3,358
Loss on bank closure (d)	252	-
Other charges and expenses (e)	282	86
Amortization of certain intangibles (f)	1,710	2,312
Income tax benefit related to adjustments (g)	(822)	(1,654)
Adjusted net income	$12,212	$9,540

Adjusted earnings per common share
Basic and diluted	$0.32	$0.25

(a) Stock options and restricted stock were granted to employees and independent directors of the Company.

(b) Represents expenses incurred for professional and legal fees in connection with Secondary Offerings of the Company’s common stock.

(c) Represents legal fees and charge for the settlement of a class action lawsuit related to the TCPA.

(d) Represents a loss during the three months ended September 30, 2020 related to the closure of a financial institution in Mexico.

(e)  Includes loss on disposal of fixed assets and foreign currency (gains) losses.

(f) Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.

(g) Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Earnings per Share to Adjusted Earnings per Share

	Three Months Ended September 30,
	2020	2019
	(Unaudited)
GAAP Earnings per Share Basic and Diluted	$0.25	$0.11
Adjusted for:
Share-based compensation, 2020 and 2018 Plans	0.02	0.02
Offering costs	0.01	0.02
TCPA settlement	NM	0.09
Loss on bank closure	0.01	-
Other charges and expenses	0.01	NM
Amortization of certain intangibles	0.04	0.06
Income tax benefit related to adjustments	(0.02)	(0.04)
Non-GAAP Adjusted Earnings per Share Basic and Diluted	$0.32	$0.25

[NM—Percentage is not meaningful]

The table above may contain slight summation differences due to rounding.

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended September 30,

(in thousands of dollars)	2020	2019

	(Unaudited)
Net income	$9,498	$4,038

Adjusted for:
Interest expense	1,530	2,145
Income tax provision	3,544	2,253
Depreciation and amortization	2,698	3,179
EBITDA	17,270	11,615
Share-based compensation, 2020 and 2018 Plans (a)	801	634
Offering costs (b)	479	766
TCPA settlement (c)	12	3,358
Loss on bank closure (d)	252	-
Other charges and expenses (e)	282	86
Adjusted EBITDA	$19,096	$16,459

(a) Stock options and restricted stock were granted to employees and independent directors of the Company.

(b) Represents expenses incurred for professional and legal fees in connection with Secondary Offerings for the Company’s common stock.

(c) Represents legal fees and charge for the settlement of a class action lawsuit related to the TCPA.

(d) Represents a loss during the three months ended September 30, 2020 related to the closure of a financial institution in Mexico.

(e) Includes loss on disposal of fixed assets and foreign currency (gains) losses.

Reconciliation of Net Income to Free Cash Generated

	Three months ended September 30,
(in thousands of dollars)	2020	2019
	(Unaudited)

Net income for the period	$9,498	$4,038

Depreciation and amortization	2,698	3,179
Stock compensation expense	801	634
Provision for bad debt	319	619
Other noncash expenses	282	86
Cash used in investing Activities	(1,179)	(1,404)
Term loan pay downs	(1,916)	(1,277)

Net free cash generated during the period	$10,503	$5,875

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended September 30,
	2020	2019
	(Unaudited)
Net income margin	9.9%	4.7%
Adjusted for:
Interest expense	1.6%	2.5%
Income tax provision	3.7%	2.6%
Depreciation and amortization	2.8%	3.7%
EBITDA Margin	18.1%	13.6%
Share-based compensation, 2020 and 2018 Plans	0.8%	0.7%
Offering costs	0.5%	0.9%
TCPA settlement	0.0%	3.9%
Loss on bank closure	0.3%	0.0%
Other charges and expenses	0.3%	0.1%
Adjusted EBITDA Margin	20.0%	19.3%